FIFTH AMENDMENT TO REVOLVING

CREDIT AND TERM LOAN AGREEMENT



THIS FIFTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (hereinafter called this "Amendment") is entered into on July 9, 1996, to be effective as of June 28,1996, between PMB Enterprises West, Inc., a New Mexico corporation (the "Borrower") and Wells Fargo Bank (Texas), National Association, formerly First Interstate Bank of Texas, N.A. (the "Bank").



W I T N E S S E T H:



	WHEREAS, the Borrower and First Interstate Bank of Texas, N.A. ("FITX") entered into a Revolving Credit and Term Loan Agreement dated February 16, 1994 (hereinafter called the "Original
Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in the Agreement; and



	WHEREAS, the Borrower and FITX entered into that certain First Amendment to Revolving Credit and Term Loan Agreement dated
February 9, 1995; and



	WHEREAS, the Borrower and FITX entered into that certain Second Amendment to Revolving Credit and Term Loan Agreement dated May
9, 1995; and



	WHEREAS, the Borrower and FITX entered into that certain Third Amendment to Revolving Credit and Term Loan Agreement dated
September 29, 1995; and





	WHEREAS, the Borrower and FITX entered into that certain Fourth Amendment to Revolving Credit and Term Loan Agreement dated
February 16, 1996  (the Original Agreement, as amended by the
First, Second, Third and Fourth Amendments is hereinafter referred to as the "Agreement"); and



WHEREAS, the Borrower and the Bank have agreed to certain further amendments to the Agreement;



NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:



SECTION 1. Terms Defined in Agreement.  As used in this
Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.



SECTION 2. Amendments to Agreement. Subject to the conditions precedent set forth in Section 3 hereof, the Agreement is hereby amended as follows:



	(a) The definition of "Termination Date" is hereby deleted from
Article I of the Agreement and the following definition is substituted in lieu thereof:



"Termination Date" shall mean (i) July 31, 1997, or (ii) such later date to which the Revolving Credit Period is extended pursuant to Section 2.01(b) hereof.



	(b) The Agreement hereby is amended by deleting Section 2.01(b) therefrom and substituting the following Section 2.01(b) in lieu thereof:



(b)	Review of Revolving Loan Commitments.  Prior to the
Termination Date, Bank and Company shall review the revolving loan commitments hereunder, and Bank and Company may, at that time, mutually agree to extend the termination of the revolving line of credit. If, at the time of any of the above-described reviews of the revolving line of credit, Bank and Company do not mutually agree to extend the then existing Termination Date of the revolving line of credit, then the Termination Date shall not be extended and the unpaid balance of the Note shall be due and payable in full on the then existing Termination date. Notwithstanding anything herein, Bank shall have no obligation whatsoever to extend the Termination Date.





	(c) The Agreement hereby is amended by deleting Section 2.03 therefrom and substituting the following Section 2.03 in lieu thereof:



2.03 Interest Rates. The unpaid principal of each Floating Prime Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Floating Prime Rate in effect from day to day or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus two and one-half percentage points (2.50%) or (b) the Maximum Rate. All past due principal of, and to the extent permitted by applicable law, interest, on the Note shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Note shall bear interest as provided in Section 4.05(c) hereof, upon the occurrence of the circumstances described in such section.



	SECTION 3. Conditions of Effectiveness.



	(a)	The Bank has relied upon the representations and warranties
contained in this Amendment in agreeing to the amendments to the Agreement set forth herein and the amendments to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of the Borrower made or referred to herein, and performance by the Borrower of its obligations to be performed under the Agreement on or before the date of this Amendment (except to the extent amended herein).



	(b)	The amendments to the Agreement set forth herein are
further conditioned upon receipt by the Bank of certificates of the Secretary or Assistant Secretary of the Borrower setting forth resolutions of its Board of Directors and attesting to the incumbency of certain officers of the Borrower in form and substance reasonably satisfactory to the Bank with respect to this Amendment.





	SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:



	(a)	The Borrower has corporate power and authority to execute,
deliver and perform this Amendment, and all corporate action on the part of the Borrower requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.



	(b)	The Agreement as amended by this Amendment and the Loan
Documents and each and every other document executed and delivered in connection with this Amendment to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.



	(c)	This Amendment does not and will not violate any provisions
of the articles or certificate of incorporation or bylaws of the Borrower, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Borrower is subject.
The Borrower's execution of this Amendment will not result in the creation or imposition of any lien upon any properties of the Borrower, other than those permitted by the Agreement and this Amendment.



	(d)	The Borrower's execution, delivery and performance of this
Amendment do not require the consent or approval of any other
Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.



	(e)	All financial information previously presented to the Bank
fairly present the financial condition of the Borrower and its Subsidiaries as at the date of such information and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since May 31, 1996 there has been no material adverse change in such condition or operations.



	(f)	The Borrower has performed and complied with all agreements
and conditions contained in the Agreement required to be performed or complied with by the Borrower prior to or at the time of delivery of this Amendment.



	(g)	After giving effect to this Amendment, no Default or Event
of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.



	(h)	Nothing in this Section 4 of this Amendment is intended to
amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Borrower or any of the Subsidiaries is a party.



	SECTION 5. Reference to and Effect on the Agreement.



	(a)	Upon the effectiveness of Sections 1 and 2 hereof, on and
after the date hereof, each reference in the Agreement to "this
Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.



	(b)	Except as specifically amended by this Amendment, the
Agreement shall remain in full force and effect and is hereby ratified and confirmed.



	SECTION 6. No Waiver. Except as specifically amended hereby, the Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.



	SECTION 7. Cost, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.



	SECTION 8. Extent of Amendments. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The
Borrower ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) all property securing the obligations of Borrower under the Agreement is unimpaired by this Amendment.



	SECTION 9. Grant and Affirmation of Security Interest. The Borrower hereby grants a security interest in the Collateral described in the Security Agreements to secure payment and performance of the Note, as renewed, rearranged and extended hereby, and the obligations described in the Agreement and all documents and instruments executed in connection therewith and Borrower hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the obligations hereby are renewed and carried forth to secure payment and performance of all of the obligations. The Security Agreements and the Deeds of Trust are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.



	SECTION 10. Guaranties. Each of the Guarantors hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its continuing Guaranty Agreement, executed and delivered to the Bank as of February 16, 1994, guaranteeing payment of the obligations, is and remains in full force and effect and secures payment of, among other things, the Note as renewed, rearranged and extended hereby.



	SECTION 11. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
 Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.



	SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.



	SECTION 13. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.



	SECTION 14. Arbitration Program. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.



	SECTION 15. NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.



	THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.



BORROWER:



PMB ENTERPRISES WEST, INC.



By:/s/Hollis Taylor________

     Name:  Hollis Taylor

     Title:  President & CEO



BANK:



WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION



By:/s/Kimberly K. Welch____

     Name:  Kimberly K. Welch

     Title: Assistant Vice President





CONSENTED AND AGREED TO THIS 9th day of
July, 1996:



PANCHO'S MEXICAN BUFFET, INC.





By:/s/Hollis Taylor______________

     Name: Hollis Taylor

     Title: President & CEO



PMB INTERNATIONAL, INC.





By:/s/Hollis Taylor_______________

     Name: Hollis Taylor

     Title: President & CEO



PAMEX OF TEXAS, INC.





By:/s/Carolyn Tetts_________

     Name: Carolyn Tetts

     Title: Secretary & Treasurer